EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING TO PARTICIPATE IN THE
TUDOR PICKERING HOLT ENERGY CONFERENCE

EL PASO, Texas - June 17, 2015 - Western Refining, Inc. (NYSE:WNR) today announced that Company management will participate in the Tudor Pickering Holt Energy Conference in Houston, Texas on Thursday, June 18, 2015. The presentation will be available on the Investor Relations section of Western Refining’s website at www.wnr.com beginning June 18, 2015, and will remain available in accordance with the Company’s investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The retail segment includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. also owns the general partner and approximately 66% of the limited partnership interest in Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 38% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.